INVESTMENT ADVISORY AND
ADMINISTRATION CONTRACT

Contract made as of November 12,
1998 between PAINEWEBBER
MANAGED INVESTMENTS TRUST, a
Massachusetts business trust ("Trust"), and
MITCHELL HUTCHINS ASSET
MANAGEMENT INC. ("Mitchell
Hutchins"), a Delaware corporation registered
as a broker-dealer under the Securities
Exchange Act of 1934, as amended ("1934
Act"), and as an investment adviser under the
Investment Advisers Act of 1940, as amended,
WHEREAS the Trust is registered
under the Investment Company Act of 1940, as
amended ("1940 Act"), as an open-end
management investment company, and has eight
distinct series of shares of beneficial interest,
which correspond to distinct portfolios, one of
which has been designated as PaineWebber
Tax-Managed Equity Fund; and
WHEREAS the Trust desires to retain
Mitchell Hutchins as investment adviser and
administrator to furnish certain administrative,
investment advisory and portfolio management
services to the Trust with respect to
PaineWebber Tax-Managed Equity Fund and
any other Series as to which this Contract may
hereafter be made applicable (each a "Series"),
and Mitchell Hutchins is willing to furnish such
services;
NOW, THEREFORE, in consideration
of the premises and mutual covenants herein
contained, it is agreed between the parties
hereto as follows:
1.	Appointment. The Trust hereby
appoints Mitchell Hutchins as investment
adviser and administrator of the Trust and each
Series for the period and on the terms set forth
in this Contract. Mitchell Hutchins accepts such
appointment and agrees to render the services
herein set forth, for the compensation herein
provided.
2. 	Duties as Investment Adviser.
(a)	Subject to the supervision of
the Trust's Board of Trustees ("Board"),
Mitchell Hutchins will provide a continuous
investment program for a Series, including
investment research and management with
respect to all securities and investments and
cash equivalents in the Series, and may allocate
the Series' portfolio investments between
countries, regions or types of investments.
Mitchell Hutchins will determine from time to
time what securities and other investments will
be purchased, retained or sold by the Series.
Mitchell Hutchins may delegate to a sub-
adviser, in whole or in part, Mitchell Hutchins'
duty to provide a continuous investment
management program with respect to any
Series, including the provision of investment
management services with respect to a portion
of the Series' assets, in accordance with
paragraph 5 of this Agreement.
(b)	Mitchell Hutchins agrees that in
placing orders with brokers, it will attempt to
obtain the best net result in terms of price and
execution; provided that, on behalf of any
Series, Mitchell Hutchins may, in its discretion,
use brokers who provide the Series with
research, analysis, advice and similar services to
execute portfolio transactions on behalf of the
Series, and Mitchell Hutchins may pay to those
brokers in return for brokerage and research
services a higher commission than may be
charged by other brokers, subject to Mitchell
Hutchins' determining in good faith that such
commission is reasonable in terms either of the
particular transaction or of the overall
responsibility of Mitchell Hutchins to such
Series and its other clients and that the total
commissions paid by such Series will be
reasonable in relation to the benefits to the
Series over the long term. In no instance will
portfolio securities be purchased from or sold
to Mitchell Hutchins, or any affiliated person
thereof, except in accordance with the federal
securities laws and the rules and regulations
thereunder, or any applicable exemptive orders.
Whenever Mitchell Hutchins simultaneously
places orders to purchase or sell the same
security on behalf of a Series and one or more
other accounts advised by Mitchell Hutchins,
such orders will be allocated as to price and
amount among all such accounts in a manner
believed to be equitable to each account. The
Trust recognizes that in some cases this
procedure may adversely affect the results
obtained for the Series.
(c) 	Mitchell Hutchins will oversee
the maintenance of all books and records with
respect to the securities transactions of each
Series, and will furnish the Board with such
periodic and special reports as the Board
reasonably may request. In compliance with the
requirements of Rule 31a-3 under the 1940
Act, Mitchell Hutchins hereby agrees that all
records which it maintains for the Trust are the
property of the Trust, agrees to preserve for the
periods prescribed by Rule 31a-2 under the
1940 Act any records which it maintains for the
Trust and which are required to be maintained
by Rule 31a-l under the 1940 Act and further
agrees to surrender promptly to the Trust any
records which it maintains for the Trust upon
request by the Trust.
(d)	Mitchell Hutchins will oversee
the computation of the net asset value and the
net income of each Series as described in the
currently effective registration statement of the
Trust under the Securities Act of 1933, as
amended, and the 1940 Act and any
supplements thereto ("Registration Statement)
or as more frequently requested by the Board.
(e)	The Trust hereby authorizes
Mitchell Hutchins and any entity or person
associated with Mitchell Hutchins which is a
member of a national securities exchange to
effect any transaction on such exchange for the
account of any Series, which transaction is
permitted by Section 11(a) of the 1934 Act and
the rules thereunder, and the Trust hereby
consents to the retention of compensation by
Mitchell Hutchins or any person or entity
associated with Mitchell Hutchins for such
transaction.
3.	Duties as Administrator.
Mitchell Hutchins will administer the affairs of
the Trust and each Series subject to the
supervision of the Board and the following
understandings:
(a)	Mitchell Hutchins will supervise
all aspects of the operations of the Trust and
each Series, including oversight of transfer
agency, custodial and accounting services,
except as hereinafter set forth; provided,
however, that nothing herein contained shall be
deemed to relieve or deprive the Board of its
responsibility for and control of the conduct of
the affairs of the Trust and each Series.
(b) 	Mitchell Hutchins will provide
the Trust and each Series with such corporate,
administrative and clerical personnel  (including
officers of the Trust) and services as are
reasonably deemed necessary or advisable by
the Board, including the maintenance of certain
books and records of the Trust and each
Series.
(c)	Mitchell Hutchins will arrange,
but not pay, for the periodic preparation,
updating, filing and dissemination (as applicable)
of the Trust's Registration Statement, proxy
material, tax returns and required reports to
each Series' shareholders and the Securities and
Exchange Commission and other appropriate
federal or state regulatory authorities.
(d) 	Mitchell Hutchins will provide
the Trust and each Series with, or obtain for it,
adequate office space and all necessary office
equipment and services, including telephone
service, heat, utilities, stationery supplies and
similar items.
(e) 	Mitchell Hutchins will provide
the Board on a regular basis with economic and
investment analyses and reports and make
available to the Board upon request any
economic, statistical and investment services
normally available to institutional or other
customers of Mitchell Hutchins.
4.	Further Duties. In all matters
relating to the performance of this Contract,
Mitchell Hutchins will act in conformity with the
Declaration of Trust, By-Laws, and
Registration Statement of the Trust and with the
instructions and directions of the Board and will
comply with the requirements of the 1940 Act,
the rules thereunder, and all other applicable
federal and state laws and regulations.
5.	Delegation of Mitchell Hutchins'
Duties as Investment Adviser and
Administrator. With respect to any or all Series,
Mitchell Hutchins may enter into one or more
contracts ("Sub-Advisory or
Sub-Administration Contract") with one or
more sub-advisers or sub-administrators in
which Mitchell Hutchins delegates to such sub-
advisers or sub-administrators any or all of its
duties specified in Paragraphs 2 and 3 of this
Contract, provided that each Sub-Advisory or
Sub-Administration Contract imposes on the
sub-adviser or sub-administrator bound thereby
all the corresponding duties and conditions to
which Mitchell Hutchins is subject by
Paragraphs 2 and 3 of this Contract and all the
duties and conditions of paragraph 4 of this
Contract, and further provided that each
Sub-Advisory or Sub-Administration Contract
meets all requirements of the 1940 Act and
rules thereunder.  Furthermore, to the extent
consistent with the regulations and orders of the
Securities and Exchange Commission, the
appointment and engagement of any sub-
advisor and delegation to it of duties hereunder
by Mitchell Hutchins shall be subject only to the
approval of the Board of Trustees of the Trust.
6.	Services Not Exclusive. The
services furnished by Mitchell Hutchins
hereunder are not to be deemed exclusive and
Mitchell Hutchins shall be free to furnish similar
services to others so long as its services under
this Contract are not impaired thereby or unless
otherwise agreed to by the parties hereunder in
writing. Nothing in this Contract shall limit or
restrict the right of any director, officer or
employee of Mitchell Hutchins, who may also
be a Trustee, officer or employee of the Trust,
to engage in any other business or to devote his
or her time and attention in part to the
management or other aspects of any other
business, whether of a similar nature or a
dissimilar nature.
7. 	Expenses.
(a)	During the term of this
Contract, each Series will bear all expenses, not
specifically assumed by Mitchell Hutchins,
incurred in its operations and the offering of its
shares.
(b) 	Expenses borne by each series
will include but not be limited to the following
(or each Series' proportionate share of the
following): (i) the cost (including brokerage
commissions) of securities purchased or sold by
the Series and any losses incurred in connection
therewith; (ii) fees payable to and expenses
incurred on behalf of the Series by Mitchell
Hutchins under this Contract; (iii) expenses of
organizing the Trust and the Series; (iv) filing
fees and expenses relating to the registrations
and qualification of the Series' shares and the
Trust under federal and/or securities laws and
maintaining such registration and qualifications;
(v) fees and salaries payable to the Trust's
Trustees and officers who are not interested
persons of the Trust or Mitchell Hutchins; (vi)
all expenses incurred in connection with the
Trustees' services, including travel expenses;
(vii) taxes (including any income or franchise
taxes) and governmental fees; (viii) costs of any
liability, uncollectible items of deposit and other
insurance and fidelity bonds; (ix) any costs,
expenses or losses arising out of a liability of or
claim for damages or other relief asserted
against the Trust or Series for violation of any
law; (x) legal, accounting and auditing expenses,
including legal fees of special counsel for those
Trustees of the Trust who are not interested
persons of the Trust; (xi) charges of custodians,
transfer agents and other agents; (xii) costs of
preparing share certificates; (xiii) expenses of
setting in type and printing prospectuses and
supplements thereto, statements of additional
information and supplements thereto, reports
and proxy materials for existing shareholders;
(xiv) costs of mailing prospectuses and
supplements thereto, statements of additional
information and supplements thereto, reports
and proxy materials to existing shareholders;
(xv) any extraordinary expenses (including fees
and disbursements of counsel, costs of actions,
suits or proceedings to which the Trust is a
party and the expenses the Trust may incur as a
result of its legal obligation to provide
indemnification to its officers, Trustees, agents
and shareholders) incurred by the Trust or
Series; (xvi) fees, voluntary assessments and
other expenses incurred in connection with
membership in investment company
organizations; (xvii) cost of mailing and
tabulating proxies and costs of meetings of
shareholders, the Board and any committees
thereof; (xviii) the cost of investment company
literature and other publications provided by the
Trust to its Trustees and officers; (xix) costs of
mailing, stationery and communications
equipment; (xx) expenses incident to any
dividend, withdrawal or redemption options;
(xxi) charges and expenses of any outside
pricing service used to value portfolio securities;
and (xxii) interest on borrowings of the Fund.
(c) 	The Trust or a Series may pay
directly any expenses incurred by it in its normal
operations and, if any such payment is
consented to by Mitchell Hutchins and
acknowledged as otherwise payable by
Mitchell Hutchins pursuant to this Contract, the
Series may reduce the fee payable to Mitchell
Hutchins pursuant to Paragraph 8 thereof by
such amount. To the extent that such deductions
exceed the fee payable to Mitchell Hutchins on
any monthly payment date, such excess shall be
carried forward and deducted in the same
manner from the fee payable on succeeding
monthly payment dates.
(d) 	Mitchell Hutchins will assume
the cost of any compensation for services
provided to the Trust received by the officers of
the Trust and by those Trustees who are
interested persons of the Trust.
(e) 	The payment or assumption by
Mitchell Hutchins of any expenses of the Trust
or a Series that Mitchell Hutchins is not
required by this Contract to pay or assume shall
not obligate Mitchell Hutchins to pay or assume
the same or any similar expense of the Trust or
a Series on any subsequent occasion.
8. 	Compensation.
(a)	 For the services provided and
the expenses assumed pursuant to this
Contract, with respect to PaineWebber Tax-
Managed Equity Fund, the Trust will pay to
Mitchell Hutchins a fee, computed daily and
paid monthly, at an annual rate of 0.75% of
average daily net assets of such Series.
(b) 	For the services provided and
the expenses assumed pursuant to this Contract
with respect to any other Series hereafter
established, the Trust will pay to Mitchell
Hutchins from the assets of such Series a fee in
an amount to be agreed upon in a written fee
agreement ("Fee Agreement") executed by the
Trust on behalf of such Series and by Mitchell
Hutchins. All such Fee Agreements shall
provide that they are subject to all terms and
conditions of this Contract.
(c) 	The fee shall be computed daily
and paid monthly to Mitchell Hutchins on or
before the first business day of the next
succeeding calendar month.
(d) 	If this Contract becomes
effective or terminates before the end of any
month, the fee for the period from the effective
day to the end of the month or from the
beginning of such month to the date of
termination, as the case may be, shall be
prorated according to the proportion which
such period bears to the full month in which
such effectiveness or termination occurs.
9. 	Limitation of Liability of
Mitchell Hutchins. Mitchell Hutchins and its
delegates, including any Sub-Adviser or Sub--
Administrator to any Series or the Trust, shall
not be liable for any error of judgment or
mistake of law or for any loss suffered by any
Series, the Trust or any of its shareholders, in
connection with the matters to which this
Contract relates, except to the extent that such
a loss results from willful misfeasance, bad faith
or gross negligence on its part in the
performance of its duties or from reckless
disregard by it of its obligations and duties
under this Contract. Any person, even though
also an officer, director, employee, or agent of
Mitchell Hutchins, who may be or become an
officer, Trustee, employee or agent of the Trust
shall be deemed, when rendering services to
any Series or the Trust or acting with respect to
any business of such Series or the Trust, to be
rendering such service to or acting solely for the
Series or the Trust and not as an officer,
director, employee, or agent or one under the
control or direction of Mitchell Hutchins even
though paid by it.
10. 	Limitation of Liability of the
Trustees and Shareholders of the Trust. No
Trustee, shareholder, officer, employee or agent
of any Series shall not be liable for any
obligations of any Series or the Trust under this
Contract, and Mitchell Hutchins agrees that, in
asserting any rights or claims under this
Contract, it shall look only to the assets and
property of the Trust in settlement of such right
or claim, and not to any Trustee, shareholder,
officer, employee or agent.
11. 	Duration and Termination.
(a) 	This Contract shall become
effective upon the date hereabove written
provided that, with respect to any Series, this
Contract shall not take effect unless it has first
been approved (i) by a vote of a majority of
those Trustees of the Trust who are not parties
to this Contract or interested persons of any
such party cast in person at a meeting called for
the purpose of voting on such approval, and (ii)
by vote of a majority of that Series' outstanding
voting securities.
(b) 	Unless sooner terminated as
provided herein, this Contract shall continue in
effect for two years from the above written
date. Thereafter, if not terminated, this Contract
shall continue automatically for successive
periods of twelve months each, provided that
such continuance is specifically approved at
least annually (i) by a vote of a majority of those
Trustees of the Trust who are not parties to this
Contract or interested persons of any such
party, cast in person at a meeting called for the
purpose of voting on such approval, and (ii) by
the Board or with respect to any given Series
by vote of a majority of the outstanding voting
securities of such Series.
(c) 	Notwithstanding the foregoing,
with respect to any Series this Contract may be
terminated at any time, without the payment of
any penalty, by vote of the board or by a vote
of a majority of the outstanding voting securities
of such Series on sixty days' written notice to
Mitchell Hutchins or by Mitchell Hutchins at any
time, without the payment of any penalty, on
sixty days' written notice to the Trust.
Termination of this Contract with respect to any
given Series shall in no way affect the continued
validity of this Contract or the performance
thereunder with respect to any other Series.
This Contract will automatically terminate in the
event of its assignment.
12. 	Amendment of this Contract.
No provision of this Contract may be changed,
waived, discharged or terminated orally, but
only by an instrument in writing signed by the
party against which enforcement of the change,
waiver, discharge or termination is sought, and
no amendment of this contract as to any given
Series shall be effective until approved by vote
of a majority of such Series' outstanding voting
securities.
13. 	Governing Law. This Contract
shall be construed in accordance with the laws
of the State of Delaware, without giving effect
to the conflicts of laws principles thereof,  and
in accordance with the 1940 Act, provided,
however, that Section 10 above will be
construed in accordance with the laws of the
Commonwealth of Massachusetts.  To the
extent that the applicable laws of the State of
Delaware or the Commonwealth of
Massachusetts conflict with the applicable
provisions of the 1940 Act, the latter shall
control.
14. 	Miscellaneous. The captions in
this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment,"
"broker," "investment adviser," "national securities exchange," "net assets," "prospectus,"
"sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this contract is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.
IN WITNESS WHEREOF, the parties
hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.
M
ITCHE
LL
HUTC
HINS
ASSET

MANA
GEME
NT
INC.

Attest:\\Teresa M. Ritchie
	By:\\Victoria E. Schonfeld

Managing Director

P
A
I
N
E
W
E
B
B
E
R

M
A
N
A
G
E
D

I
N
V
E
S
T
M
E
N
T
S

T
R
U
S
T

Attest:\\Teresa M. Ritchie
	By \\Dianne E. O'Donnell

Secretary & Vice President
3

DC-269917.02